Exhibit 99.1

NEWS RELEASE

Investor	James M. Griffith	News Media	Blair C. Jackson
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		Corporate Communications
	(479) 201-5514		(479) 201-5263

Beverly Second-Quarter Results
Reflect Strong Operating Performance;
Debt Refinancing Costs Contribute to 24¢ Per Share Loss;
2004 EBITDA Guidance Raised to
$180 Million to $185 Million

(FORT SMITH, ARKANSAS, August 9, 2004) — Beverly Enterprises, Inc. (NYSE: BEV) today announced that continuing operations recorded a net loss of $15.2 million (14 cents per share diluted) in the second quarter of 2004 — including $40.3 million in previously disclosed costs related to a debt refinancing. Excluding these costs, continuing operations achieved net income of $25 million or 23 cents per share diluted.

Discontinued operations — including 24 Skilled Nursing facilities and 10 outpatient care clinics classified as “assets held for sale,” as well as 11 under-performing Arkansas facilities sold in June — reported a net loss of $10.7 million. In total, Beverly recorded a net loss of $25.9 million or 24 cents per share diluted for the 2004 second quarter.

For the second quarter of 2003, Beverly reported net income from continuing operations totaling $5 million (5 cents per share diluted). For the year-ago period, discontinued operations accounted for net income of $12.5 million (11 cents per share diluted), including a net gain of $12.8 million primarily due to the disposition of 23 under-performing facilities.

Revenue for the 2004 second quarter totaled $492.9 million, up more than 10 percent from $446.2 million in the year-earlier period. (Both periods have been adjusted to exclude discontinued operations.)

“The strong results for continuing operations reflect revenue increases and EBITDA gains (earnings before interest, taxes, depreciation and amortization) from the year-earlier period in each of our three principal business units — as well as continued cost-reduction efforts and the strategic disposition of under-performing facilities,” said William R. Floyd, Chairman and Chief Executive Officer. “In addition to achieving improved operating results during the quarter, we also eliminated $70 million of off-balance sheet debt, we lowered nursing patient receivables by $20 million, and we completed a refinancing that lowers overall interest costs. In fact, during the past year, we’ve taken actions that have reduced our weighted average interest rate by 290 basis points. As a result of our strong second-quarter performance, we are raising our 2004 targeted EBITDA range from continuing operations to between $180 million and $185 million.”

Skilled Nursing: Continued Gains in Rates, Occupancy and Patient Mix

On a continuing operations basis for the second quarter, revenue gains for Skilled Nursing reflect an 8.9 percent increase in the overall per diem rate and a 30 basis-point improvement in Medicare patients as a percentage of total patient days. Continued efficiency improvements in labor cost management, together with revenue gains and asset dispositions, led to a 19 percent increase in EBITDA and a 70 basis-point improvement in EBITDA margins in this segment.

The Medicare mix rose 30 basis points to 12.2 percent, the 18th consecutive quarter of year-over-year increases. Compared with the 2003 second quarter, Medicare average per diem rates rose 9.7 percent, Medicaid rates increased 7.9 percent (6.4 percent net of the cost of provider taxes) and private/managed care rates were up 6.1 percent.

Under a business strategy implemented in early 2003 to divest under-performing or non-strategic Skilled Nursing facilities, Beverly sold or closed 14 facilities during the quarter. Beverly has sold or closed 107 facilities during the past 18 months.

Aegis Therapies, AseraCare Hospice: Double-Digit Profitable Growth

Beverly’s principal eldercare service businesses — Aegis Therapies and AseraCare Hospice — each achieved double-digit revenue growth, expanded their operating base and increased EBITDA, compared with the year-earlier period.

Aegis revenues from third-party clients were up 54 percent from the 2003 second quarter. This reflects the net addition of 28 new customers (all skilled nursing facilities) during the 2004 second quarter and continued business expansion among existing customers. Aegis now provides speech, occupational and physical therapy to 575 outside customers and to Beverly’s 356 skilled nursing facilities.

AseraCare Hospice revenues increased 32 percent from the year-earlier period, reflecting a 31 percent increase in average daily census (excludes results of the Hospice USA acquisition, which was completed July 30). Four new locations have become operational to-date during 2004, and eleven additional locations are under development.

Beverly shareholders may listen to a discussion by senior management of the Company’s performance at 8:30 a.m. EDT today by dialing 1-800-500-0311 or 1-719-457-2698 and entering reservation number 290955. A recording of this conference call will be available from 11:30 a.m. EDT today until midnight Wednesday, August 18. Shareholders may dial 1-888-203-1112 or 1-719-457-0820 and enter reservation number 290955 to access the recording.

The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties including the risks and uncertainties detailed from time to time in Beverly’s filings with the Securities and Exchange Commission. Although Beverly believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Beverly assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

Beverly Enterprises, Inc. and its operating subsidiaries are leading providers of healthcare services to the elderly in the United States. Beverly currently operates 356 skilled nursing facilities, as well as 18 assisted living centers, and 44 hospice centers. Through Aegis Therapies, Beverly also offers rehabilitative services on a contract basis to facilities operated by other care providers.

# # # #

BEVERLY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Quarter ended			Year ended
	June 30,			June 30,
	2004		2003	2004		2003
Revenues	$492,869		$446,231	$978,135		$883,829
Costs and expenses:
Wages and related	279,183	(1)	268,170	555,672	(1)	531,367
Provision for insurance and related items	31,985		29,781	60,974		54,273
Other operating and administrative	130,501		114,292	259,889		230,371
Depreciation and amortization	15,316		14,564	30,323		28,851
Adjustment related to California investigation settlement	—		(925)	—		(925)
Asset impairments, workforce reductions and other unusual items	(1,023)		142	1,801		1,329

Total costs and expenses	455,962		426,024	908,659		845,266

Income before other income (expenses)	36,907		20,207	69,476		38,563
Other income (expenses):
Interest expense	(12,142)		(15,736)	(23,946)		(31,732)
Costs related to early extinguishment of debt	(40,254)		—	(40,254)		—
Interest income	1,320		1,173	2,843		2,384
Net gains (losses) on dispositions	(5)		591	32		397

Total other expenses, net	(51,081)		(13,972)	(61,325)		(28,951)

Income (loss) before provision for income taxes and discontinued operations	(14,174)		6,235	8,151		9,612
Provision for income taxes	1,060		1,201	2,502		2,437

Income (loss) before discontinued operations	(15,234)		5,034	5,649		7,175
Discontinued operations, net of taxes: for the quarters 2004 - $(78) and 2003 - $0; for the years 2004 - $345 and 2003 - $0	(10,689)		12,457	(8,133)		22,504

Net income (loss)	$(25,923)		$17,491	$(2,484)		$29,679

Net income (loss) per share of common stock:
Basic and diluted:
Before discontinued operations	$(0.14)		$0.05	$0.05		$0.07
Discontinued operations	(0.10)		0.11	(0.07)		0.21

Net income (loss) per share of common stock	$(0.24)		$0.16	$(0.02)		$0.28

Shares used to compute basic net income (loss) per share	107,418		107,156	107,359		105,956

Shares used to compute diluted net income (loss) per share	107,418		107,161	108,437		105,959

(1)	Includes a $6.1 million decrease in expense primarily due to an adjustment in reserves related to new employee benefit programs implemented in 2003.

BEVERLY ENTERPRISES, INC.
SUPPLEMENTARY INFORMATION

	Quarter ended			Year ended
	June 30,			June 30,
	2004		2003	2004		2003
Number of Nursing Home Facilities:
Owned	265		303	265		303
Leased	91		123	91		123

Total	356	(1)	426	356	(1)	426

Number of Licensed Beds:
Owned	27,410		32,402	27,410		32,402
Leased	10,023		13,632	10,023		13,632

Total	37,433	(1)	46,034	37,433	(1)	46,034

Assisted Living Centers	18		25	18		25
Home Care Centers	26		30	26		30
Outpatient Clinics	10	(1)	10	10	(1)	10
Nursing Patient Days	2,791,000		2,814,000	5,599,000		5,610,000
Nursing Home Occupancy — Continuing Ops (based on operational beds)	88.28%		87.77%	88.38%		87.88%
Operational beds	34,683		35,186	34,683		35,186
Patient Mix (based on patient days):
Medicaid	70.83%		70.37%	70.46%		70.25%
Medicare	12.16%		11.86%	12.49%		12.01%
Private & Other	17.01%		17.77%	17.05%		17.74%
Sources of Revenue (based on $):
Medicaid	50.67%		51.64%	50.18%		51.53%
Medicare	27.80%		26.50%	28.38%		26.99%
Private & Other	21.53%		21.86%	21.44%		21.48%
Nursing Average per diem rate (including ancillaries)	$160.03		$146.90	$159.03		$146.87
Hospice Average Daily Census	1,105		843	1,044		818
Aegis Outside Contracts	575		455	575		455
Wages and related expenses as a % of revenues	56.64%		60.10%	56.81%		60.12%

(1)	24 Nursing Home Facilities and 10 Outpatient Clinics are held for sale as of June 30, 2004.

For all periods presented, amounts have been adjusted to exclude discontinued operations.

BEVERLY ENTERPRISES, INC.
SUPPLEMENTARY INFORMATION
ANALYSIS OF REVENUES

	Quarter ended		Year ended
	June 30,		June 30,
	2004	2003	2004	2003
REVENUES (In thousands)
NURSING FACILITIES:
MEDICAID	$250,239	$230,421	$492,287	$456,354
MEDICARE	109,919	98,032	225,130	197,962
PRIVATE & OTHER	89,461	88,230	176,528	173,673

SUBTOTAL	449,619	416,683	893,945	827,989
AEGIS THERAPIES	29,868	19,440	57,048	35,400
HOME CARE	12,181	9,047	23,152	17,388
OTHER	1,201	1,061	3,990	3,052

TOTALS	$492,869	$446,231	$978,135	$883,829

NURSING PATIENT DAYS (In thousands)
MEDICAID	1,977	1,980	3,946	3,941
MEDICARE	339	334	699	674
PRIVATE & OTHER	475	500	954	995

TOTALS	2,791	2,814	5,599	5,610

NURSING PER DIEM RATES (Including Ancillaries)
MEDICAID	$124.79	$115.61	$123.36	$115.29
MEDICARE — PART A	322.25	293.76	321.96	293.84
PRIVATE & OTHER	157.27	148.20	155.15	148.10

TOTALS(1)	$160.03	$146.90	$159.03	$146.87

(1)	Weighted Average Rates

For all periods presented, amounts have been adjusted to exclude discontinued operations.

BEVERLY ENTERPRISES, INC.
SUPPLEMENTARY INFORMATION
ANALYSIS OF OTHER OPERATING AND ADMINISTRATIVE EXPENSES
(In thousands)

	Quarter ended		Year ended
	June 30,		June 30,
	2004	2003	2004	2003
SUPPLIES	$28,276	$26,035	56,832	52,652
FOOD	9,795	10,670	19,444	21,380
UTILITIES	11,990	12,580	28,236	26,734
OTHER CONTROLLABLES	52,679	42,478	102,802	83,767
REAL ESTATE RENTAL	8,106	8,270	15,952	16,592
EQUIPMENT RENTAL	4,460	4,234	8,625	8,352
OTHER NONCONTROLLABLES	15,195	10,025	27,998	20,894

TOTALS	$130,501	$114,292	$259,889	$230,371

For all periods presented, amounts have been adjusted to exclude discontinued operations.

BEVERLY ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 30,			December 31,
	2004			2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$216,463			$258,815
Accounts receivable, less allowance for doubtful accounts: 2004 - $33,208; 2003 - $31,615	241,169	(a	)	164,635
Notes receivable, less allowance for doubtful notes: 2004 - $2,588; 2003 - $3,336	17,693			13,724
Operating supplies	9,249			10,425
Assets held for sale	15,051			3,498
Investment in Beverly Funding Corporation	—			31,342
Prepaid expenses and other	39,458			33,377

Total current assets	539,083			515,816
Property and equipment, net	645,066			694,220
Other assets:
Goodwill, net	56,473			57,102
Other, less allowance for doubtful accounts and notes: 2004 - $2,780; 2003 - $2,120	82,201			79,283

Total other assets	138,674			136,385

	$1,322,823			$1,346,421

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$53,978			$67,572
Accrued wages and related liabilities	93,915			116,717
Accrued interest	3,395			6,896
General and professional liabilities	63,422			93,736
Federal government settlement obligations	13,728			13,125
Liabilities held for sale	611			672
Other accrued liabilities	106,319			102,289
Current portion of long-term debt	9,388			13,354

Total current liabilities	344,756			414,361
Long-term debt	563,800			552,873
Other liabilities and deferred items	178,503			141,001
Commitments and contingencies
Stockholders’ equity:
Preferred stock, shares authorized: 25,000,000	—			—
Common stock, shares issued: 2004 - 116,241,035; 2003 - 115,594,806	11,624			11,559
Additional paid-in capital	895,947			895,950
Accumulated deficit	(563,309)			(560,825)
Treasury stock, at cost: 8,283,316	(108,498)			(108,498)

Total stockholders’ equity	235,764			238,186

	$1,322,823			$1,346,421

(a)	The increase in accounts receivable from December 31, 2003 primarily relates to the Beverly Funding Corporation (“BFC”) transaction. BFC ceased purchasing accounts receivable from Beverly on March 1, 2004 in order to repay its $70 million of medium-term notes.

BEVERLY ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Six Months Ended
	June 30,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$(2,484)	$29,679
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities, including discontinued operations:
Depreciation and amortization	31,709	35,811
Provision for reserves on accounts, notes and other receivables, net	8,704	18,380
Amortization of deferred financing costs	1,519	2,422
Costs related to early extinguishments of debt	40,254	—
Asset impairments, workforce reductions and other unusual items	4,707	1,958
(Gains) losses on dispositions of facilities and other assets, net	1,072	(41,109)
Adjustment related to California investigation settlement	—	(925)
Insurance related accounts	3,225	17,239
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(80,220)	(30,569)
Prepaid expenses	5,255	(8,908)
Accounts payable and other accrued expenses	(30,344)	(2,509)
Income taxes	(1,525)	2,323
Other, net	(3,848)	(3,346)

Total adjustments	(19,492)	(9,233)

Net cash provided by (used for) operating activities	(21,976)	20,446
Cash flows from investing activities:
Capital expenditures	(21,913)	(17,369)
Proceeds from dispositions of facilities and other assets, net	21,341	134,955
Proceeds from Beverly Funding Corporation investment	28,956	—
Collections on notes receivable	6,871	374
Payments for designated funds, net	(827)	(5,538)
Other, net	(20,269)	(6,139)

Net cash provided by investing activities	14,159	106,283
Cash flows from financing activities:
Repayments of long-term debt	(204,423)	(35,876)
Repayments of off-balance sheet financing	—	(69,456)
Proceeds from issuance of new debt	211,384	—
Proceeds from exercise of stock options	636	—
Deferred financing and other costs	(42,132)	(2,308)

Net cash used for financing activities	(34,535)	(107,640)

Net increase (decrease) in cash and cash equivalents	(42,352)	19,089
Cash and cash equivalents at beginning of period	258,815	115,445

Cash and cash equivalents at end of period	$216,463	$134,534

Supplemental schedule of cash flow information:
Cash paid during the period for:
Interest, net of amounts capitalized	$26,105	$31,442
Income tax payments, net	4,372	177

Beverly Enterprises, Inc.

Projected 2004 EBITDA Range for
Continuing Operations
Reconciliation
(In millions)

Projected EBITDA	$180.0	$185.0
Depreciation and amortization	61.6	61.6
Costs related to early extinguishment of debt	40.3	40.3
Interest expense	46.2	46.2
Interest income	(5.1)	(5.1)

Pre-tax income	$37.0	$42.0